Exhibit 10.6

Confidential Treatment Requested

CLINICAL DOCUMENTATION SOLUTION AGREEMENT

This Clinical Documentation Solution Agreement (this “Agreement”), effective as of September 28th , 2004 (the “Effective Date”), is entered into by and between Transcend Services, Inc., a corporation duly formed and existing under the laws of the State of Delaware, with its principal place of business located at 945 East Paces Ferry Road, Suite 1475, Atlanta, Georgia, 30326 (“Client”), and Multimodal Technologies, Inc., a corporation duly formed and existing under the laws of the Commonwealth of Pennsylvania, with its principal place of business located at 319 South Craig Street, Pittsburgh, Pennsylvania, 15213 (“M*Modal”). (Client and M*Modal are, from time to time, each individually referred to herein as a “Party” and, together, as the “Parties.”)

WHEREAS, M*Modal specializes in the research, development and commercial deployment of speech-related technologies, and has created a speech recognition-enabled documentation software solution designed to transcribe and manage dictated clinical information (the “Clinical Documentation Solution”);

WHEREAS, Client is a medical transcription service organization, has tested M*Modal’s Clinical Documentation Solution, and desires to engage M*Modal to adapt and customize its Clinical Documentation Solution in ways useful to Client’s business; and

WHEREAS, M*Modal has the necessary technical expertise and ability to adapt and customize its Clinical Documentation Solution in ways useful to Client’s business, and desires to be engaged by Client to so adapt and customize its Clinical Document Solution; and

WHEREAS, Client desires to license from M*Modal the adapted and customized Clinical Documentation Solution, and M*Modal wishes to license such adapted and customized Clinical Documentation Solution to Client upon the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, the Parties hereby agree as follows:

Article I. Definitions

The following terms, when used with initial capital letters in this Agreement, shall have the following, corresponding definitions:

1.01	“Author” means a medical specialist within a Clinical Department (defined herein) who documents medical processes relating to such Clinical Department through dictation. “Medical Domain” means, collectively, (1) a generally recognized and standard medical treatment-related department within a physician practice, clinic or hospital (a “Clinical Department”), and (2) specified dictation instructions, habits, and documentation practices of the dictating Authors within such Clinical Department, including particularized recording setup. By way of illustration, such Medical Domains include desktop radiology in connection with PACS, telephony-based cardiology without normals, and handheld dictation recorder general medicine with templates. “Activated Author” means an Author whose status has been changed through AnyModal CDS (defined below) from “learning mode” to “activated” in accordance with the procedures set forth in the Information Sheet (defined below), to allow for such Author’s dictation recordings to be processed by AnyModal CDS to create AnyModal CDS Draft Documents (defined below).

1.02	“AnyModal CDS” means M*Modal’s set of speech recognition-based software components, in Object Code (defined below) form, and any and all portions thereof, designed to work in connection with transcription workflow software to convert real-time (e.g., not compressed in time) Author dictation recordings of applicable Medical Domain information into Structured Medical Reports (defined below) by enabling the transcription workflow software to make calls to application services deployed and accessible via the Internet by means of standardized Web Services, along with any and all Web Services interfaces and related information necessary to integrate such software services into the transcription workflow software. To the extent the Pilot Solution (defined below), or any and all portions thereof, fall within the foregoing definition of AnyModal CDS, such Pilot Solution shall be deemed to be AnyModal CDS.

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1.03	“AnyModal CDS Draft Document” means a draft medical report transcript created by AnyModal CDS as a result of submission to AnyModal CDS of an Activated Author dictation recording, which draft medical report transcript is designed for (a) review and editing (to the extent necessary) by medical transcription personnel through use of the Editing Tools (defined below), and (b) subsequent submission of the reviewed/edited transcript to AnyModal CDS to obtain a Structured Medical Report (defined herein). (Note: In accordance with section 3.02, below, AnyModal CDS Draft Documents may only be used by Client as set forth immediately above.) “Structured Medical Report” means a structured document representing a final medical report customized for the applicable Medical Domain using the HL7® CDA (Clinical Document Architecture) standard, created by AnyModal CDS as a result of submission to AnyModal CDS of a reviewed/edited AnyModal CDS Draft Document.

1.04	“AnyModal CDS Editing Tools” or “Editing Tools” meansM*Modal’s user interface-based software components, in Object Code (defined below) form, and any and all portions thereof, designed for integration into, and use by, transcription workflow software to enable editing of AnyModal CDS Draft Documents by medical transcription personnel, along with any and all APIs (application programming interfaces) and related information necessary to integrate such software components into the transcription workflow software. To the extent the Pilot Solution (defined below), or any and all portions thereof, fall within the foregoing definition of Editing Tools, such Pilot Solution shall be deemed to be Editing Tools.

1.05	“Client Customer” means a physician practice, clinic or hospital that has engaged Client to provide the service of transcribing dictation of clinical information into textual medical reports.

1.06	“Client Workflow System” means Client’s software-based system designed to enable (a) workflow from Client Customers to Client medical transcription personnel, (b) quality assurance of transcribed documents, and (c) distribution of textual medical reports to medical specialists, in addition to working with AnyModal CDS and the Editing Tools as described, respectively, in sections 1.02 and 1.04, above.

1.07	“Confidential Information” means business or technical information, including third party information, disclosed by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”), in whatever form or medium, tangible or intangible, that (a) was or is so disclosed to the other Party as part of, or in connection with, the Pilot Solution, in connection with this Agreement, or in connection with any of the activities contemplated by this Agreement, (b) is designated, either in writing or orally, as confidential at or within a reasonable time after such disclosure, or (c) by the nature of the circumstances surrounding such disclosure, ought, in good faith, to be treated as confidential information of the Disclosing Party, whether or not such information is identified as such by the Disclosing Party, including, without limitation, information that has or could have commercial value or other utility in the business or prospective business of the Disclosing Party, as well as information of which unauthorized disclosure could be detrimental to the interests of the Disclosing Party. Without limiting the foregoing, all patient data, as well as any other data subject to confidentiality as required by law, rule or regulation (including, without limitation, the Health Insurance Portability and Accountability Act of 1996) shall be deemed to be Confidential Information. Subject to sections 6.05 and 12.01, below, and without limiting the foregoing, the Parties expressly agree that the existence and the terms and conditions of this Agreement constitute Confidential Information.

1.08	“Derivative Work” means a revision, modification, translation, abridgement, condensation, expansion, upgrade or enhancement of a work (including, without limitation, computer software and related documentation), or any other form in which such work may be recast, transferred or adapted, and which, if prepared without authorization of the owner of the copyright or trade secret in and of such work, would constitute copyright or trade secret infringement under the laws of the United States of America or relevant state law, as applicable.

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1.09	“Enhancement” means any change or addition to Object Code (defined below) or Source Code (defined below) that improves function or improves performance by changes in system configuration, system design or coding, including, without limitation, new releases of software. “Update” means any modification or revision, other than an Enhancement, to Object Code (defined below) or Source Code (defined below) that corrects any Error, supports a new release of the operating system with which the Object Code is expressly designed to operate, or provides other incidental updates or corrections. “Error” means a mistake, problem or defect that causes an incorrect functioning of Object Code (defined below), if such mistake, problem or defect either (a) renders the Object Code inoperable, or (b) causes the Object Code to fail to meet the relevant Specifications (described in Article II below) established by the Parties.

1.10	“Information Sheet” means the document set forth in Attachment A to this Agreement, designed to provide an overview of Author enrollment practice and adaptation of AnyModal CDS to Medical Domains.

1.11	“Intellectual Property” means any and all rights created under laws governing patents, copyrights, mask works, trade secrets, trademarks, publicity rights, and any other law that gives a Person (defined below) a right to control or preclude another Person’s use of, or access to, information on the basis of the holder-of-right’s interest in such information, and includes, without limitation, software and all know-how, trade secrets, copyrights, and patentable inventions relating thereto, as well as materials, notes, designs, technical data, ideas, research, reports, documentation and other similar information.

1.12	“Internal” or “Internally” means, with respect to any action capable of being taken by a Party under this Agreement, that such action may be taken only by employees of such Party.

1.13	“Object Code” means a computer software program assembled or compiled in binary form on software media that is readable and usable by machine, but not generally readable by humans without reverse assembly, reverse compiling, reverse engineering, or similar action, commonly referred to as “object code.” Notwithstanding anything to the contrary in the foregoing, the term Object Code specifically excludes any item that otherwise constitutes Source Code (defined herein). “Source Code” means the human-readable form of computer programming code and related system documentation, including, without limitation, documentation relating to sequencing, organization and architecture, as well as comments, programmer notes, and procedural languages.

1.14	“Person” means a natural person, corporation, business trust, non-business trust, estate, joint venture, partnership, limited liability company, association, governmental subdivision, instrumentality or agency, or any other, legally cognizable entity. (For the purpose of clarity, the term “Person” does not extend to, or cover, any legally cognizable entity, natural person or other party affiliated with, or otherwise related to, such Person (each, an “Affiliate”), including, without limitation, any Affiliate that or who wholly or partially owns such Person, is wholly or partially owned by such Person, or is under common ownership or control with such Person.)

1.15	“Pilot Solution” means M*Modal’s technology and related information as already piloted by Client in connection with a radiology-related Medical Domain for Client Customer designated “33.100,” including, without limitation, sample documents and style sheets for the Editing Tools, style sheets to convert Structured Medical Reports to text documents and HTML documents, style sheets to extract ADT (admission, discharge and transfer) information from Structured Medical Reports, sample integration code using Microsoft® Visual Basic® for incorporating the Editing Tools into the Client Workflow System, and integration code using Microsoft Visual Basic to illustrate and facilitate the use of AnyModal CDS Web Services interfaces in connection with the Client Workflow System.

1.16	“Process” means that, in exchange for the submission by the Client Workflow System to Customized AnyModal CDS (defined in section 2.02, below) of one Activated Author dictation recording (regardless of the number of minutes of such recording), Customized AnyModal CDS returns and makes available to Client an AnyModal CDS Draft Document.

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Article II. Engineering Services

2.01	Adaptation. M*Modal shall adapt AnyModal CDS (in each case, “Adapted AnyModal CDS”) to work in connection with particular Medical Domains (each, an “Adapted Medical Domain”) in accordance with the Adaptation Work Plan set forth in Attachment B to this Agreement (the “Adaptation Services”) (which Adaptation Work Plan shall be completed and executed by the Parties coincident with execution of this Agreement and may be amended thereafter upon mutual, written and signed agreement of the Parties), and the specifications stated therein for Adapted AnyModal CDS (the “Adaptation Specifications”). As a condition of M*Modal performing the Adaptation Services, Client shall provide M*Modal with any and all information and assistance as required by the Adaptation Work Plan.

2.02	Integration Configuration. M*Modal shall configure AnyModal CDS (“Integration-ready AnyModal CDS”) to enable integration of AnyModal CDS into the Client Workflow System and shall configure the Editing Tools (the “Integration-ready Editing Tools,” together with Integration-ready AnyModal CDS, the “Integration-ready Solution”; also, Adapted AnyModal CDS, with Integration-ready AnyModal CDS, individually and collectively (as applicable) shall be referred to as “Customized AnyModal CDS”; and Customized AnyModal CDS, with the Integration-ready Editing Tools, individually and collectively (as applicable) shall be referred to as the “Customized Solution”) to enable integration of such Editing Tools into the Client Workflow System in accordance with the Integration Configuration Work Plan set forth in Attachment C to this Agreement (the “Integration Configuration Services”) (which Integration Configuration Work Plan shall be completed and executed by the Parties coincident with execution of this Agreement), and the specifications stated therein, respectively, for Integration-ready AnyModal CDS and the Integration-ready Editing Tools (collectively, the “Integration-ready Specifications,” with the Adaptation Specifications, individually and collectively (as applicable) the “Specifications.”). As a condition of M*Modal performing the Integration Configuration Services, Client shall provide M*Modal with any and all information and assistance as required by the Integration Configuration Work Plan. Without limiting or expanding the foregoing, any items marked in the Integration Configuration Work Plan with the “#” symbol shall be deemed part of Integration-ready AnyModal CDS or the Integration-ready Editing Tools, as applicable.

2.03	Testing. M*Modal shall indicate to Client that the Integration-ready Solution is ready for Client’s acceptance testing. Client, with the reasonable assistance of M*Modal (if requested), shall examine and test the Integration-ready Solution to determine whether such Integration-ready Solution conforms to the Integration-ready Specifications. The Integration-ready Solution shall be considered to have conformed to the Integration-ready Specifications if it does not contain any Error that prevents it from functioning in accordance with such Integration-ready Specifications.Within fourteen (14) business days after Client’s notification that the Integration-ready Solution is ready for Client’s acceptance testing, Client shall provide M*Modal with either written acceptance of the Integration-ready Solution (“Acceptance”) or a specific and objective statement of Error(s) to be corrected. M*Modal shall then correct any Error(s) and redeliver, within a commercially reasonable period (given the number and the complexity of such Error(s)), the Integration-ready Solution to Client for re-testing under the procedures set forth above in this section 2.03. Notwithstanding the foregoing, Client shall be deemed to have provided Acceptance in connection with the Integration-ready Solution to the extent Client either (a) makes such Integration-ready Solution, or any portion thereof, available for use by Client medical transcription personnel and Client delivers to one or more Client Customers a Structured Medical Report or any derivative of such Structured Medical Report (including, without limitation, a rendering of a Structured Medical Report into a text document – e.g., into Microsoft® Word®, PDF, RTF or plain text formats) on or after December 1, 2004, or (b) fails to provide a statement of Error(s) within the specified time.

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Article III. License

3.01	Grant. Upon and subject to the terms and conditions of this Agreement, M*Modal hereby grants to Client, and Client hereby accepts, a non-exclusive, non-transferable (except as specifically provided herein), revocable (but only as specifically provided herein) license to

(a) Internally integrate Integration-ready AnyModal CDS into Client’s Workflow System,

(b) Internally integrate the Integration-ready Editing Tools into Client’s Workflow System,

(c) Internally use Customized AnyModal CDS for the sole purpose of assisting Client with the Internal transcription and management of dictated clinical information within the parameters of the Adapted Medical Domains, and

(d) Internally use the Integration-ready Editing Tools in connection with Customized AnyModal CDS for the sole purpose of assisting Client with the Internal transcription and management of dictated clinical information within the parameters of the Adapted Medical Domains, provided Client must use only the Integration-ready Editing Tools (and no other editing software or tools) in connection with Customized AnyModal CDS.

3.02	Restrictions. Without expanding the limited grant contained in section 3.01, above, Client shall not (a) disassemble, reverse compile or reverse engineer the Customized Solution (or any portion thereof), or take any action in order to derive a source code equivalent of such Customized Solution (except as M*Modal is required under applicable law to allow Client to do, in which case the Client agrees that any such works are Derivative Works of the Customized Solution, and thus are the sole and exclusive property of M*Modal), (b) release to any Person results of any benchmark, performance, or functionality tests performed on the Customized Solution, except as expressly set forth in this Agreement, (c) release to any Person any results obtained through use of the Customized Solution, including, without limitation, media or text output, except as expressly set forth in this Agreement, (d) incorporate, bundle or pre-load the Customized Solution into any software or computing device manufactured by Client, or for Client, except as expressly set forth in section 3.01, above, (e) create Derivative Works of any part of the Customized Solution, except as expressly set forth in section 3.01, above, (f) sublicense the Customized Solution to any Person, or otherwise permit use of the Customized Solution (including timesharing or networking use) by any Person, except as expressly set forth in section 3.01, above, (g) subject to section 12.01, below, distribute any press release, demonstrate or otherwise publicize or promote the Customized Solution (or any portion thereof), or the functionalities of such Customized Solution, whether or not M*Modal is identified as the proprietor of such Customized Solution, except as agreed by M*Modal in advance in writing, which agreement shall not be unreasonably withheld or delayed in connection with Client’s proposed demonstration of such Customized Solution to one or more prospective or existing Client Customers or to securities analysts (and Persons acting in a capacity similar to a securities analyst), provided that the prospective or existing Client Customers, the securities analysts and the Persons acting in a capacity similar to a securities analyst cannot reasonably be deemed competitors of M*Modal, or (h) use the AnyModal CDS Draft Documents other than for purposes of Internal review and editing (to the extent necessary) by Client medical transcription personnel of such AnyModal CDS Draft Documents and subsequent submission of the reviewed/edited AnyModal CDS Draft Documents to Customized AnyModal CDS to obtain a Structured Medical Report.

Article IV. Maintenance and Support

M*Modal shall provide maintenance and support to Client as set forth in Attachment D to this Agreement.

Article V. Payment

5.01	Integration Configuration Services and Adaptation Services Fees. [***Omitted and filed separately with the commission.***]

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5.02	Additional Services Fees. [***Omitted and filed separately with the Commision.***]

5.03	Transaction Fees. [***Omitted and filed separately with the Commission.***]

5.04	M*Modal Service Commitment/Minute-based Discount. [***Omitted and filed separately with the Commission.***]

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5.05	Maintenance and Support. [*** Omitted and separately filed with the Commission.***]

5.06	Remittance Process. Client shall pay to M*Modal the Integration Configuration Services Fees and Additional Services Fees not more than five (5) business days after the date on which such amounts are due. Within thirty (30) calendar days following the end of each Billing Period, Client shall pay to M*Modal the Transaction Fee due for such Billing Period.

5.07	Taxes. The Integration Configuration Services Fees, Additional Services Fees and the Transaction Fees (and any other amounts payable by Client under this Agreement) are exclusive of all applicable taxes, including, without limitation, excise, sales, use, added value, and customs, duties or governmental impositions, and similar taxes or fees, now in force or enacted in the future, and Client shall have sole responsibility for the payment of such taxes, with the exception of taxes on M*Modal’s net income.

5.08	Delinquent Payment. For each calendar month (or any portion thereof) during which payment of the Integration Configuration Services Fees, Additional Services Fees or Transaction Fee is delinquent, a late fee of one and one-half percent (1.5%) of the amount due shall automatically be charged by M*Modal and due with such payment.

5.09	Accounting Records, Audit Rights. During the Term of this Agreement (defined in section 9.01, below) and for the twelve (12) months immediately following Termination (defined in section 9.04, below) of this Agreement, Client shall maintain full, clear and accurate records reflecting and recording all transactions pertaining to Client’s use of the Customized Solution and the Transaction Fees. Upon reasonable notice to Client, and not more than once per calendar year, M*Modal shall have the right, by itself or through an independent certified public accounting firm engaged on a non-contingent basis, to audit the books and records of Client reflecting information relating to the calculation or payment of such Transaction Fees hereunder for any year within three (3) years of the date of the request of the audit by M*Modal (each, an “Original Audit”). In the event the Original Audit of Client’s books or records reveals any underpayment to M*Modal of such Transaction Fees, payment of such amount shall be made within seven (7) calendar days thereafter. If such underpayment is greater than seven and one-half percent (7.5%) of the payment due for the audited period, then Client shall pay all reasonable and customary costs associated with the Original Audit. If Client believes that such report is incorrect, then it may request an independent audit by an independent accounting firm of national reputation mutually acceptable to the Parties, any and all costs of which shall be borne solely by Client unless such report sustains the position taken by Client in all material respects. The report of such firm shall be final and binding upon the Parties. All auditors shall be required to sign an appropriate non-disclosure agreement.

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Article VI. Confidentiality, Intellectual Property

6.01	Non-Disclosure of Confidential Information. Each Party shall use it best efforts to hold and maintain in strictest confidence the Confidential Information of the other Party. Without limiting the generality of the foregoing statement, absent express, written consent of the other Party, neither Party shall disclose the other Party’s Confidential Information to any third party (including a consultant or independent contractor), and each Receiving Party shall protect the confidentiality of the Confidential Information furnished by the Disclosing Party with at least the same degree of care the Receiving Party uses to safeguard its own highly sensitive, proprietary information, and, in any event, shall exercise not less than the standard of care necessary to maintain and protect trade secret status for the Confidential Information (whether or not such Confidential Information actually constitutes a trade secret), and each Party shall store the other Party’s Confidential Information in a safe and secure location.

6.02	Use of Confidential Information. Each Party shall only receive and use the other Party’s Confidential Information Internally and as strictly necessary to perform its respective obligations under this Agreement. In doing so, each Party shall provide such Confidential Information only to those of its employees who have a legitimate “need to know” to effect such purpose, and who are bound in writing to exercise the degree of care imposed by this Agreement with respect to the other Party’s Confidential Information. Upon written request of the Disclosing Party, unless such request would otherwise violate the terms and conditions of this Agreement, the Receiving Party shall promptly return to the Disclosing Party all documents and other tangible objects containing or representing Confidential Information previously furnished by the Disclosing Party, along with any all copies thereof.

6.03	Ownership of Confidential Information. The Parties expressly acknowledge that, at all times, each Disclosing Party retains any and all right, title and interest in and to its own Confidential Information. To the extent the Receiving Party or its personnel acquires, by operation of law, any right, title or interest in or to the Disclosing Party’s Confidential Information, such Receiving Party irrevocably assigns all such right, title and interest exclusively to the Disclosing Party. Each Party shall maintain and enforce agreements and policies with its personnel sufficient to give effect to this section 6.03.

6.04	Exclusion(s) of Liability. Notwithstanding the above, the Receiving Party shall not have liability to the Disclosing Party with regard to any Confidential Information of the Disclosing Party that (a) is shown by written documentation to be already in the possession of, known to, or independently developed by the Receiving Party prior to disclosure hereunder and prior to such Receiving Party having an obligation of confidentiality with respect to such Confidential Information, in each case, provided that, to the extent such Confidential Information was obtained by the Receiving Party from a third party, such third party did not commit a breach of an obligation of confidence with respect to such Confidential Information, (b) becomes publicly available through no fault or breach of the Receiving Party, (c) is shown by written documentation to have been obtained by the Receiving Party from a third party without breach by such third party of an obligation of confidence with respect to the Confidential Information disclosed, or (d) has been or is developed by, as demonstrated through written documentation, the Receiving Party independently of (i.e., without use of) any such Confidential Information disclosed by the Disclosing Party

6.05	Lawful Order and Reference Exception(s). In the event a Receiving Party is requested to disclose Confidential Information of a Disclosing Party pursuant to the lawful order of a court of law or government agency, the Receiving Party may disclose such Confirmation Information, provided the Receiving Party promptly provides the Disclosing Party with written notification of the underlying request for disclosure and takes any and all action (at the request and expense of the Disclosing Party) necessary to preserve the confidential nature of the Confidential Information, including, without limitation, moving to put in place an appropriate protective order. Notwithstanding the foregoing, the Parties expressly agree that Client shall be able to disclose the

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existence (but not the terms or conditions) of this Agreement to the Securities and Exchange Commission in accordance with any reporting requirements of the Securities and Exchange Commission with which Client must, by law, comply; and, to the extent one or more of the terms or conditions of this Agreement, under a reasonable interpretation of relevant law, are required to be disclosed to the Securities and Exchange Commission, the Parties shall mutually agree, in writing, prior to any such disclosure, upon which terms and conditions shall be so disclosed and which terms and conditions shall be redacted (or otherwise withheld from disclosure). In the event that the Parties cannot mutually agree regarding the requisite disclosure to the Securities and Exchange Commission, the securities counsel of the Party objecting to the disclosure of certain terms and conditions shall issue a legal opinion regarding the appropriateness of such nondisclosure at the expense of the objecting Party and the disclosure shall be made in conformity with such opinion. The provisions contained in this section 6.05 shall not be construed to prohibit any activity of the Parties contemplated by section 12.01, below.

6.06	Confidentiality Term. Each Party expressly acknowledges and agrees that, notwithstanding the Termination (defined in section 9.04, below) of this Agreement, the obligations regarding Confidential Information imposed by this Agreement shall continue in perpetuity following the date of Termination of this Agreement.

6.07	Intellectual Property Ownership/Rights. Except for the limited license(s) granted herein, all right, title and interest in and to the Pilot Solution, the Customized Solution (including any portion thereof), M*Modal’s Confidential Information, and all Intellectual Property attendant to such Pilot Solution, Customized Solution and M*Modal’s Confidential Information (individually and collectively, the “M*Modal Solutions, Information and IP”) are retained by M*Modal, and this Agreement shall not be construed to grant Client any right or license to such M*Modal Solutions, Information and IP, whether by implication, estoppel or otherwise, except as expressly provided. Neither changes, modifications, additional features or other derivative works made by Client to the M*Modal Solutions, Information and IP, nor changes, modifications, additional features or other derivative works made by M*Modal to the M*Modal Solutions, Information and IP as a result of feedback from Client, shall provide any basis for any claim of right by Client to the M*Modal Solutions, Information and IP, or Derivative Works of same, and shall remain the exclusive property of M*Modal. To the extent Client or its personnel acquires any such right, title or interest therein by operation of law, Client irrevocably assigns all such right, title and interest exclusively to M*Modal, and shall maintain and enforce agreements and policies with its personnel sufficient to give effect to this section 6.07. Except as expressly provided herein, M*Modal does not grant any right to Client to any other M*Modal intellectual property, including, without limitation, any patent, copyright, trademark, or trade secret right.

6.08	Intellectual Property Protection. Client shall use best efforts to protect the M*Modal Solutions, Information and IP from unauthorized use by agents of Client (such as medical transcription personnel and other employees) and by third parties. Absent the prior, written consent of M*Modal, Client shall not alter or remove any trademark, copyright, trade secret, patent, proprietary or other legal notice or legend contained in or on copies of the Pilot Solution, Customized Solution (including any portion thereof), or M*Modal’s Confidential Information.

Article VII. Limited Representations and Warranties, Limited Liability

7.01	Representations and Warranties – Services. M*Modal represents and warrants that it shall perform the Adaptation Services, Integration Configuration Services and the maintenance and support services under this Agreement in a diligent, timely and workmanlike manner. OTHER THAN AS EXPRESSLY STATED IN THIS AGREEMENT AND, TO THE MAXIMUM EXTENT PERMITTED BY LAW, M*MODAL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO SUCH SERVICES, THE DELIVERY OF THE CUSTOMIZED SOLUTION (INCLUDING ANY PORTION THEREOF), OR ANY OTHER SERVICES RENDERED IN CONNECTION WITH THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THAT M*MODAL’S SERVICES WILL MEET CLIENT’S REQUIREMENTS, AND M*MODAL EXPRESSLY DISCLAIMS THE IMPLIED WARRANTY OF MERCHANTABILITY AND THE IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

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7.02	Representations and Warranties – Products. M*Modal represents and warrants that, for a period of ninety (90) calendar days following Client’s Acceptance of the Integration-ready Solution under this Agreement (the “Integration-ready Warranty Period”), such Integration-ready Solution shall function substantially in accordance with the Integration-ready Specifications, and, for a period of ninety (90) calendar days following M*Modal’s adaptation of AnyModal CDS under Exhibit B to work in connection with a particular Medical Domain (the “Adaptation Warranty Period,” together with the Integration-ready Warranty Period, individually and collectively (as applicable), the “Warranty Period”), Adapted AnyModal CDS shall function substantially in accordance with the Adaptation Specifications. NOTWITHSTANDING THE FOREGOING, CLIENT EXPRESSLY ACKNOWLEDGES AND AGREES THAT ANY SPEECH RECOGNITION ERROR RATE DEPENDS ON VARIOUS EXTERNAL CONDITIONS, SUCH AS RECORDING SETUP, INTELLIGIBILITY OF UTTERED SPEECH, AND BACKGROUND NOISE, AND THEREFORE TRANSCRIPTION WILL NOT BE ONE HUNDRED PERCENT (100%) ACCURATE. IN THE EVENT CLIENT NOTIFIES M*MODAL WITHIN THE APPLICABLE WARRANTY PERIOD THAT THE INTEGRATION-READY SOLUTION OR ADAPTED ANYMODAL CDS, AS APPLICABLE, IS NOT FUNCTIONING SUBSTANTIALLY IN ACCORDANCE WITH THE SPECIFICATIONS PERTAINING THERETO, M*MODAL SHALL USE COMMERCIALLY REASONABLE EFFORTS, AS ELECTED BY M*MODAL WITHIN ITS SOLE DISCRETION, TO (A) CORRECT THE ERROR, (B) REPLACE THE INTEGRATION-READY SOLUTION OR ADAPTED ANYMODAL CDS, AS APPLICABLE, WITH A FUNCTIONAL EQUIVALENT, OR (C), SOLELY IN THE CASE OF THE INTEGRATION-READY SOLUTION, (i) RETURN TO CLIENT ANY AMOUNTS PAID BY CLIENT UNDER THIS AGREEMENT PRIOR TO AND DURING THE INTEGRATION-READY WARRANTY PERIOD, AND (ii) IF M*MODAL SO ELECTS UPON RETURN OF SUCH AMOUNTS, TO RIGHTFULLY TERMINATE THIS AGREEMENT. THE REMEDY FOR BREACH OF THE ABOVE WARRANTY SHALL BE LIMITED TO SAID CORRECTION, REPLACEMENT OR REPAYMENT, IF APPLICABLE. OTHER THAN AS EXPRESSLY STATED IN THIS AGREEMENT AND TO THE MAXIMUM EXTENT PERMITTED BY LAW, M*MODAL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE INTEGRATION-READY SOLUTION, THE CUSTOMIZED SOLUTION (INCLUDING ANY PORTION THEREOF), OR ANY OTHER ITEMS OR SERVICES PROVIDED OR RENDERED IN CONNECTION WITH THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THAT THE INTEGRATION-READY SOLUTION OR CUSTOMIZED SOLUTION (INCLUDING ANY PORTION THEREOF) WILL MEET CLIENT’S REQUIREMENTS, AND M*MODAL EXPRESSLY DISCLAIMS THE IMPLIED WARRANTY OF MERCHANTABILITY AND THE IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

7.03	LIABILITY. TO THE MAXIMUM EXTENT PERMITTED BY LAW, M*MODAL DISCLAIMS ANY AND ALL LIABILITY, UNDER CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY, FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, OR INDIRECT DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INFORMATION, BUSINESS INTERRUPTION, PERSONAL INJURY) ARISING UNDER THIS AGREEMENT OR OTHERWISE IN CONNECTION WITH THE ITEMS OR SERVICES PROVIDED OR RENDERED HEREUNDER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, CLIENT ALONE (NOT M*MODAL) ASSUMES THE RISK FOR ANY HARM OR DAMAGE TO CLIENT PROPERTY AS A RESULT OF CLIENT’S USE OF ANY SERVICES, THE CUSTOMIZED SOLUTION (INCLUDING ANY PORTION THEREOF), OR M*MODAL CONFIDENTIAL INFORMATION, INCLUDING, WITHOUT LIMITATION, ANY HARM OR DAMAGE NECESSITATING REPAIR, EVEN IF M*MODAL HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH HARM OR DAMAGE. SUBJECT ONLY TO ARTICLE VIII, BELOW, IN NO EVENT SHALL M*MODAL’S LIABILITY TO CLIENT EXCEED THE TOTAL AMOUNTS PAID TO M*MODAL BY CLIENT UNDER THIS AGREEMENT.

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Article VIII. Intellectual Property Indemnification

[*** Omitted and separately filed with the Commission.***]

Article IX. Term and Termination, Concomitant Obligations

9.01	Term. [***Omitted and filed separately with the Commission.***]

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9.02	Early Termination with Possibility of Cure. Either Party may terminate this Agreement upon written notice in the event the other Party is in breach of any provision of this Agreement, if such breach materially and adversely affects the benefits of the non-breaching Party under this Agreement and the breaching Party has failed to cure such breach within thirty (30) calendar days after receiving written notice from the non-breaching Party of such breach.

9.03	Early Termination Without Cure. In the event either Party willfully breaches or breaches as a result of gross negligence any provision set forth in Article VI of this Agreement in any material respect, then, in addition to the rights the non-breaching Party has under section 9.02, above, the non-breaching Party may terminate this Agreement upon five (5) business days’ written notice to the other Party, with such termination becoming effective immediately upon expiration of the fifth (5th) business day, and Client shall immediately erase or otherwise destroy any and all copies of Adapted AnyModal CDS, Integration-ready AnyModal CDS, the Integration-ready Editing Tools, the Customized Solution, and other Confidential Information of M*Modal stored in fixed media or resident in the memory of any computer owned or controlled by Client, as well as any and all other copies of same, and shall send to M*Modal written certification, by an officer of Client, of such erasure or destruction. Notwithstanding the foregoing, in the event M*Modal invokes its right under this section 9.03 to terminate this Agreement as a result of Client’s gross negligence, M*Modal shall grant to Client sixty (60) days to cease Client’s use of Adapted AnyModal CDS, Integration-ready AnyModal CDS, the Integration-ready Editing Tools, the Customized Solution, and other Confidential Information of M*Modal as permitted under this Agreement, and to comply with the erasure/destruction requirement set forth in this section 9.03.

9.04	Effect of Termination. Termination, expiration, or cancellation (individually and collectively, “Termination”) of this Agreement shall not affect any pre-Termination obligations of either Party, and any Termination is without prejudice to the enforcement of any undischarged obligations existing at the time of Termination.

9.05	Return of Software, Confidential Information. Termination of this Agreement shall terminate all licenses granted to Client under this Agreement. Subject to section 9.03, above, within twenty (20) business days after Termination of this Agreement, Client shall erase or otherwise destroy any and all copies of the Customized Solution and other Confidential Information of M*Modal stored in fixed media or resident in the memory of any computer owned or controlled by Client, as well as any and all other copies of same, and shall send to M*Modal written certification, by an officer of Client, of such erasure or destruction.

Article X. HIPAA

The Parties shall agree to mutually acceptable terms and conditions relating to the requirements imposed by the Health Insurance Portability and Accountability Act of 1996 and the rules and regulations promulgated thereunder.

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Article XI. Escrow Arrangement

The Parties shall enter into a Software and Source Code Escrow Agreement (the “SSCEA”) in the form set forth in Attachment F to this Agreement. Any and all delivery to, or use by, Client of software or Source Code listed under the SSCEA shall be governed by the terms and conditions of such SSCEA.

Article XII. General Provisions

12.01	Press Release. Upon execution of this Agreement, the Parties shall jointly issue a press release describing, in mutually acceptable terms, the nature of this Agreement.

12.02	Force Majeure. Neither Party shall be liable by reason of any failure or delay in the performance of its obligations hereunder on account of strikes, riots, insurrection, terrorist attacks, fires, flood, storm, explosion, act of God, war (declared or undeclared), governmental action, labor conditions, earthquakes, material shortages or any other cause that is beyond the reasonable control of such Party.

12.03	Compliance with Law. Each Party shall each comply with all applicable laws, rules and regulations applicable to it and any actions contemplated by this Agreement.

12.04	No Agency. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, or other form of agency between the Parties.

12.05	Assignment. Neither Party shall assign, sublicense, delegate or otherwise transfer this Agreement, or its rights or liabilities herein, in whole or in part, without the prior written consent of the other Party, except that either Party may make such transfer to a Person into which the Party has merged or that has otherwise succeeded to all or substantially all of such Party’s business and assets to which this Agreement pertains (an “Acquiring Party”), provided that the Acquiring Party cannot reasonably be deemed a competitor of the other Party (the “non-Acquired Party”) and provided such Acquiring Party has assumed in writing all obligations under this Agreement owing to the non-Acquired Party. Subject to the foregoing, the rights and liabilities of the Parties hereto shall bind and inure to the benefit of their respective successors or assigns.

12.06	Notices. All notices, requests, demands or other communications permitted or required under this Agreement shall be in writing and shall be delivered in person, delivered by a reputable courier service (e.g., FedEx), or sent by facsimile transmission to the address(es) set forth below for the other Party, and shall be deemed provided or given to the Party at the address set forth below upon documented delivery or, in the case of facsimile transmission, upon documented receipt of electronic transmission:

(a) Client

945 East Paces Ferry Road

Suite 1475

Atlanta, Georgia, 30326

Attention: Mr. Tom Binion, President and Chief Operating Officer

(Facsimile No. 404-364-8009 )

(b) M*Modal

Multimodal Technologies, Inc.

319 South Craig Street

Pittsburgh, Pennsylvania 15213

Attention: Mr. Michael Finke, President

(Facsimile No. +1-412-578-0400)

Either Party may change its address information by proving the other Party written notice of such change.

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For purposes of providing notice to M*Modal under section 9.01, above, the Parties agree that, in the event M*Modal is unable to take delivery of any such notice from Client, the following individual/entity shall serve as M*Modal’s representative to receive such notice (“M*Modal’s 9.01 Representative”), and any such notice properly provided to M*Modal’s 9.01 Representative under this Agreement shall be deemed to have been provided to M*Modal:

David J. Kalson, Esq.

11 Stanwix Street, 15th Floor

Pittsburgh, Pennsylvania 15222

(Facsimile No. +1.412.209.0672)

M*Modal may change the identity of M*Modal’s 9.01 Representative or the address information for M*Modal’s 9.01 Representative by providing Client with prior written notice of such change.

12.07	Entire Agreement. This Agreement, along with any and all Attachments hereto, constitutes the entire agreement between M*Modal and Client with respect to the subject matter hereof, and supercedes any prior agreements, understandings, promises or representations made by either Party to the other concerning the subject matter hereof, or the terms and conditions contained herein. To the extent the terms or conditions of this Agreement conflict with any provisions set forth in Information Sheet, the Adaptation Work Plan or the Integration Configuration Work Plan issued hereunder, the terms and conditions of this Agreement shall have priority of interpretation and application over the provisions of such Information Sheet, Adaptation Work Plan or Integration Configuration Work Plan, as applicable. Neither this Agreement nor the Adaptation Work Plan or Integration Configuration Work Plan may be modified except by a subsequently dated and written amendment to this Agreement or to such Adaptation Work Plan or Integration Configuration Work Plan, as applicable, signed on behalf of the Parties by their respective, duly authorized representatives.

12.08	No Waiver. The waiver by either Party of a breach of any provision contained in this Agreement shall not be construed as a waiver of any succeeding breach of such provision or a waiver of the provision itself.

12.09	Severability. If any provision of this Agreement is found to be invalid, voidable, void or unenforceable, the Parties agree that such invalidity, voidability, voidness or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

12.10	Headings. The article and section headings in this Agreement are for convenience only and shall not delimit or affect the meaning of any and all terms and conditions contained herein.

12.11	Survival of Provisions. The provisions of this Agreement that, by their nature, extend beyond the Termination of this Agreement, shall survive and remain in effect until all related obligations are satisfied. Without limiting the generality of the immediately preceding statement, the provisions contained in Article VI shall remain in effect following Termination.

12.12	Construction. The Parties have negotiated and prepared this Agreement jointly, and therefore the terms and conditions contained herein shall not be strictly construed against either Party as the drafter.

12.13	No Third Party Beneficiaries. There are no intended third party beneficiaries of this Agreement.

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12.14	Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

WHEREFORE, the Parties have duly executed this Clinical Documentation Solution Agreement, in duplicate and under seal, as set forth below.

Transcend Services, Inc.		Multimodal Technologies, Inc.

By:	Larry G Gerdes	By:	Michael Finke
Title:	CEO	Title:	President & CEO
Date:	September 29, 2004	Date:	September 28, 2004
/s/ Larry Gerdes		/s/ Michael Finke
(Signature)		(Signature)

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ATTACHMENT A

INFORMATION SHEET

M*Modal’s AnyModal™ CDS™ product assists with the transcription of clinical information. For optimum productivity, AnyModal CDS is adapted for various medical fields and associated medical dictation practice, and the medical specialists or “authors” who perform dictation within such fields and practice are enrolled by M*Modal into the AnyModal CDS system. This Information Sheet provides an overview of author enrollment procedure in the use of AnyModal CDS and the adaptation of AnyModal CDS for particular medical fields/dictation practices.

Author Enrollment

To enroll an author, M*Modal’s client begins by submitting through the AnyModal CDS user interface a request to initialize a customer of the client (a physician practice, clinic or hospital that has engaged the client to provide the service of transcribing dictation of clinical information into textual medical reports), specifying the applicable medical field/dictation practice for which AnyModal CDS has been adapted, supplying the list of authors that the client wishes to enroll, and providing any other requested customer-related information. Upon receipt of such data, M*Modal places the listed authors into “learning mode.” (Additional authors associated with an initialized client customer may be subsequently added by the client through a user interface option.)

Recordings dictated by authors in learning mode are submitted by the client’s transcription workflow software to AnyModal CDS, which AnyModal CDS stores for AnyModal CDS training purposes without producing a transcription. AnyModal CDS generates a “learning mode/no transcript available” response to the submission of the recording along with a blank medical report template, and the client’s workflow software then places such recording with the blank report template into the transcription work queue for manual transcription of the recording by client’s transcription personnel using the AnyModal CDS-based editing tools to fill in the report template. Upon completion of the transcription of the recording, the client transcription workflow software submits the transcript (the completed medical report template) to AnyModal CDS and requests from AnyModal CDS a final medical report, which AnyModal CDS promptly returns. Submission by the client to AnyModal CDS of completed medical report templates enables creation and tuning by AnyModal CDS of an “author profile” for the associated author. Once established, the author profile continuously generates a quality measure that estimates the expected accuracy of a draft medical report document (a “Draft Transcript,” see more on this directly below) derived from use of AnyModal CDS by the particular author. With this quality measure, the client determines when the status of the author should be changed from learning mode to “activated.”

For activated authors, the client’s transcription workflow software submits dictated recordings to AnyModal CDS for assistance in transcription. AnyModal CDS returns to the client’s transcription workflow software a Draft Transcript of each such recording, and the client’s transcription workflow software places the Draft Transcript into the editing queue for review and, to the extent necessary, editing by the client’s transcription personnel using the AnyModal CDS-based editing tools. The client’s transcription workflow software then submits the reviewed/edited Draft Transcript to AnyModal CDS to receive a final medical report in return.

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AnyModal CDS Medical Domain Adaptation

Each medical field/dictation practice combination for which AnyModal CDS may be adapted by M*Modal for a client comprises the following distinct, yet related, components: (1) a generally recognized and standard medical-treatment-related department within a client’s customer (the “Department Level”), (2) specified dictation instructions and habits as well as documentation procedures of the dictating authors of client’s customer within such medical-treatment-related department, including specified recording setup (the “Client Customer Level”), and (3) training information sufficient to support the adaptation of AnyModal CDS. Based on the type and amount of such information provided to M*Modal by its client, M*Modal and the client together will create an adaptation strategy, identifying the specific medical fields/dictation practices for which AnyModal CDS will be adapted, as well as the timing associated with each such adaptation project.

To adapt AnyModal CDS for a particular medical field/dictation practice, M*Modal requires all available acoustic training information (medical reports and their respective recordings) and textual training information (medical reports together with information concerning the client customer’s specific documentation practices, such as report templates, formatting, and “normals”) for the client’s customer. The client provides this information from the client’s existing transcription workflow systems and medical record systems housing data relating to its customer, as well as from existing transcription workflow systems and medical record systems of the client’s customer, if available.

The more existing information the client provides for each of its customers, the better accuracy and higher coverage AnyModal CDS has early on in production in relation to the customer’s recordings submitted by the client to AnyModal CDS. Similarly, the more comprehensive the adaptation of AnyModal CDS in connection with the particular client customer, the less training information is needed in the future to create a new Client Customer Level for the same or very similar Department Level.

Furthermore, for as long as AnyModal CDS is used by the client in connection with a specific medical field/dictation practice, AnyModal CDS continues to improve its adaptation to such medical field/dictation practice – M*Modal’s proprietary “continuous adaptation” approach. With each reviewed/edited Draft Document returned by the client to AnyModal CDS in order to obtain a final medical report (see Author Enrollment, above), M*Modal’s system uses the reviewed/edited Draft Document to improve the quality not only of future Draft Documents for the applicable Author, but also to improve AnyModal CDS at both the Client Customer Level and Department Level.

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ATTACHMENT B

ADAPTATION WORK PLAN

[***Omitted and filed separately with the Commission.***]

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ATTACHMENT C

INTEGRATION CONFIGURATION WORK PLAN

[***Omitted and filed separately with the Commission.***]

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ATTACHMENT D

MAINTENANCE AND SUPPORT TERMS AND CONDITIONS

I. MAINTENANCE

M*Modal shall provide Client with any and all Updates and Enhancements to the Customized Solution (the “M*Modal Products”) created by M*Modal during the Term of the Agreement.

II. SUPPORT

A. Error Correction. M*Modal shall work to correct Errors within the M*Modal Products used by Client in accordance with the following provisions.

1.	Contacts. The telephone/pager number and email address of the M*Modal Support Team to which the Client staff member(s) designated in accordance with this paragraph 1 shall report any and all Errors within the M*Modal Products is as follows:.

Telephone Number	Email Address

____________________________	____________________________

Client shall designate below up to two (2) staff members (including name, telephone number and email address) to act as the technical liaisons responsible for Client’s communication with the M*Modal Support Team concerning any and all Errors within the M*Modal Products, both of whom shall possess sufficient technical expertise to perform Client’s obligations hereunder, including those set forth in paragraph 5, below.

Name	Telephone Number	Email Address

____________________________	____________________________	____________________________

____________________________	____________________________	____________________________

Either Party may substitute other individuals for those the Party listed above by providing the other Party with one (1) week’s prior written notice of its intent to do so.

2.	Error Reporting. Client shall report any and all Errors, prominently indicating the severity of such Error (as set forth in paragraph 3, below) within the M*Modal Products (each, an “Error Notice”) to the M*Modal Support Team as follows: For Priority 1 Errors, by both telephone and email, seven (7) days per week, twenty-four (24) hours per day; for Priority 2 and Priority 3 Errors, by both telephone and email during normal M*Modal business days and business hours: Monday – Friday (non-holidays), 9:00 am – 5:00 pm. Any Error Notice received after M*Modal business hours will be deemed to be received by M*Modal on M*Modal’s immediately following business day.

3.	Error Levels, Initial Response Times. Severity of Errors is prioritized as follows:

(a)	Priority 1 – an Error preventing the operation of the M*Modal Products in accordance with the relevant Specifications.

(b)	Priority 2 – an Error impairing the operation of the M*Modal Products in accordance with the relevant Specifications.

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(c)	Priority 3 – an Error impacting (but not preventing or impairing) the operation of the M*Modal Products in accordance with the relevant Specifications.

Upon receipt of an Error Notice, M*Modal shall acknowledge to Client by telephone or email receipt of such Error Notice, and shall use commercially reasonable efforts to make such acknowledgement within the following time frames:

•	Priority 1 – within one (1) hour.

•	Priority 2 – within one (1) business day.

•	Priority 3 – within two (2) business days.

4.	Resolution Goals. The term “Resolution” means a temporary or permanent correction of the Error within the M*Modal Products by (a) a recommendation on the installation, functions or operation of the M*Modal Products, (b) a workaround for the Error, or (c) a modification to the M*Modal Products that either corrects the Error or eliminates the practical adverse effect of the Error on Client. M*Modal shall exercise commercially reasonable efforts to provide a Resolution within the following timeframes:

•	Priority 1: M*Modal shall work continuously until Resolution is attained or as long as useful progress can be made, provided Client must diligently assist M*Modal during this resolution period, either on site or by pager, to help with data gathering, testing, and applying fixes.

•	Priority 2: Within five (5) M*Modal business days of M*Modal’s acknowledgement of the Error Notice.

•	Priority 3: Within thirty (30) M*Modal business days of M*Modal’s acknowledgement of the Error Notice, or in a future Update of the applicable M*Modal Products.

5.	Client Obligations. Before providing any Error Notice to M*Modal, Client shall use commercially reasonable efforts to verify the existence of an actual Error in the M*Modal Products, including, without limitation, through execution of standard diagnostic procedures by Client. Immediately upon providing an Error Notice to M*Modal, Client shall obtain any and all information necessary for M*Modal to determine the nature of the issue(s) surrounding the Error and to isolate such Error, including, without limitation, system information, transaction data and reproducible test cases. Resolution timeframes shall be extended by any delays in the time taken by Client to gather such information.

B. Assistance. M*Modal shall use commercially reasonable efforts to provide Client with reasonable assistance concerning proper use of the M*Modal Products. To the extent any such assistance exceeds a reasonable level, M*Modal shall supply a quotation to Client regarding costs for continued assistance.

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ATTACHMENT E

RATES FOR TIME AND MATERIALS

[***Omitted and filed separately with the Commission.***]

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ATTACHMENT F

SOFTWARE AND SOURCE CODE ESCROW AGREEMENT

Attached.

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Software and Source Code Escrow Agreement

This Software and Source Code Escrow Agreement (this “SSCEA”), effective this 28th day of September, 2004 (the “Effective Date”), is entered into by, between and among Multimodal Technologies, Inc., a Pennsylvania corporation with its principal place of business located at 319 S. Craig Street, Pittsburgh, Pennsylvania, 15213 (“M*Modal”); Transcend Services, Inc., a Delaware corporation with its principal place of business located at 945 East Paces Ferry Road, Suite 1475, Atlanta, Georgia, 30326 (“Transcend”); and Strassburger McKenna Gutnick & Potter, a Pennsylvania Professional Corporation with a place of business located at 322 Boulevard of the Allies, Suite 700, Pittsburgh, Pennsylvania, 15222 (“Escrow Agent”). (M*Modal, Transcend and Escrow Agent are each referred to from time to time herein as a “Party” and, collectively, as the “Parties.”)

RECITALS

A. M*Modal and Transcend have entered into a certain Clinical Documentation Solution Agreement, effective September 28th, 2004 (the “CDSA”), which concerns certain proprietary software technologies of M*Modal (individually and collectively (as applicable), the “M*Modal Software”).

B. M*Modal desires to avoid disclosure to Transcend of the M*Modal Software in component-based form, as set forth on Exhibit A to this SSCEA, one or more of which components may be in “Source Code” (as defined in the CDSA) form (the “M*Modal Software Components”), except under certain limited circumstances.

C. The availability, under certain limited circumstances, of the M*Modal Software Components is critical to Transcend in the conduct of its business, and, therefore, Transcend requires an appropriate license to the M*Modal Software Components under such circumstances.

D. M*Modal and Transcend desire to establish an escrow arrangement with Escrow Agent to provide for the retention, administration, controlled access of, and licensing to, Transcend of the M*Modal Software Components.

E. This Agreement shall be deemed “supplementary” to the CDSA as such term (i.e., “supplementary”) is used pursuant to section 365(n) of title 11 of the United States Code (Bankruptcy Code).

It is agreed as follows:

AGREEMENT

Article I – Deposit(s)

1.1	Deposit Requirement. Within ninety (90) days of execution of this SSCEA by all Parties, M*Modal shall deliver to Escrow Agent the M*Modal Software Components (the “Initial Deposit Materials”). Thereafter, beginning on the six (6) month anniversary date of delivery by M*Modal to Escrow Agent of the Initial Deposit Materials, M*Modal shall subsequently deliver to Escrow Agent every six (6) months the M*Modal Software Components in their then-most-recent form (individually and collectively, the “Subsequent Deposit Materials,” together with the Initial Deposit Materials, the “Deposit Materials”). Any and all Subsequent Deposit Materials shall be added by Escrow Agent to the Initial Deposit Materials. Unless and until M*Modal delivers the Initial Deposit Materials to Escrow Agent, Escrow Agent shall have no obligation with respect to this SSCEA, except the obligation to notify M*Modal and Transcend regarding the status of the account as required under section 7.3, below.

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1.2	Tangible Media Identification. Prior to each delivery of the Deposit Materials to Escrow Agent, M*Modal shall conspicuously label for identification each document, magnetic tape, CD, DVD, or other media upon which the Deposit Materials are written or stored, and shall complete the form set forth in Exhibit B to this SSCEA (the “Deposit Form”) by listing each such Deposit Material by the item label description, the type of medium and the quantity. Each Deposit Form shall be signed by the M*Modal-designated contact person listed on Exhibit C to this SSCEA (the “M*Modal Designated Contact”), delivered to Escrow Agent with the Deposit Materials, and held and maintained separately by Escrow Agent within the escrow account.

1.3	Deposit Inspection and Acceptance. Upon receiving the Deposit Materials and corresponding Deposit Form from M*Modal, Escrow Agent shall conduct a visual deposit inspection. In the event Escrow Agent determines that the labeling of the media matches the item descriptions and quantity set forth on the Deposit Form, Escrow Agent shall sign and date the Deposit Form and deliver a copy thereof to M*Modal and Transcend. In the event Escrow Agent determines that the labeling does not match the item descriptions or quantity on the Deposit Form, Escrow Agent shall (a) note the discrepancies in writing on the Deposit Form; (b) sign and date the Deposit Form with such discrepancies noted; and (c) deliver a copy of such Deposit Form to M*Modal and Transcend. Escrow Agent’s acceptance of the deposit shall occur upon Escrow Agent’s execution of the Deposit Form, and delivery of the copy of the Deposit Form to Transcend shall constitute Transcend’s notice that the Deposit Materials have been received and accepted by Escrow Agent. Other than Escrow Agent’s inspection obligation(s) described immediately above, Escrow Agent shall have no obligation regarding the accuracy, completeness, functionality, performance or non-performance of the Deposit Materials.

1.4	Deposit Confirmation. Upon written request of Transcend, M*Modal and Transcend shall confirm the compliance of any and all Deposit Materials as follows: M*Modal and Transcend shall, in person, and together with Escrow Agent, remove the subject Deposit Materials from the escrow account. Then, at M*Modal’s office or datacenter, Transcend shall observe M*Modal uploading the subject Deposit Materials onto a computer workstation containing the “Product/Technology Build Environment” specified on the Deposit Form for the subject Deposit Materials, and M*Modal will then compile or execute the M*Modal Software Components contained within the subject Deposit Materials. In the event any Deposit Materials fail such confirmation testing, then (a) M*Modal and Transcend shall jointly inform Escrow Agent, and such non-performing Deposit Materials shall be immediately withdrawn from the escrow account and shall no longer constitute Deposit Materials, and (b) M*Modal shall take such corrective action as necessary to cause such Deposit Materials to satisfy confirmation testing, upon completion of which such Deposit Materials shall be deposited into the escrow account in accordance with this SSCEA.

1.5	Removal of Deposit Materials. Subject to sections 1.4, above, and 7.2, below, unless otherwise expressly provided in this SSCEA, the Deposit Materials may be removed or exchanged only upon joint, written instruction to Escrow Agent signed by both the M*Modal Designated Contact and the Transcend-designated contact person listed on Exhibit C to this SSCEA (the “Transcend Designated Contact”).

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Article II – Deposit Release

As used in this Article II, “M*Modal” shall include any and all of M*Modal’s successors-in-interest with respect to, and permitted assignees of, the CDSA, and Transcend shall include any and all of Transcend’s successors-in-interest with respect to, and permitted assignees of, the CDSA.

2.1	Release Events. As used in this SSCEA, “Release Event” shall mean one or more of the following:

(a)	M*Modal fails, in a material respect, to fulfill any outstanding obligation of M*Modal under the CDSA, thereby preventing Transcend from using the M*Modal Software in accordance with the terms and subject to the conditions of the CDSA (each, an “Outstanding Obligation”), and, after receiving written notice of such alleged failure and a ninety (90) day cure period, M*Modal continues to fail, in a material respect, to fulfill such Outstanding Obligation; or

(b)	M*Modal ceases doing business, which cessation causes M*Modal to fail, in a material respect, to fulfill any outstanding obligation of M*Modal under the CDSA, thereby preventing Transcend from using the M*Modal Software in accordance with the terms and subject to the conditions of the CDSA (each, an “Post-Cessation Outstanding Obligation”), and, after receiving written notice of such alleged failure and a thirty (30) day cure period, M*Modal continues to fail, in a material respect, to fulfill such Post-Cessation Outstanding Obligations.

Notwithstanding anything to the contrary in this SSCEA, M*Modal’s failure to perform an Outstanding Obligation under subsection (a), above, or a Post-Cessation Outstanding Obligation under subsection (b), above, must constitute a material breach under the CDSA for which material breach Transcend must first have given written notice and opportunity to cure as required under the CDSA before written notice is provided under subsection (a) or (b), above.

2.2	Release Request. If Transcend believes, in good faith, that a Release Event has occurred, Transcend may provide Escrow Agent with written notice of the occurrence of the Release Event and request for release of the relevant Deposit Materials. Such notice shall be written on Transcend company letterhead and signed by the Transcend Designated Contact, and shall contain the following: (a) a detailed description of the particular M*Modal Software (and identification of corresponding M*Modal Software Components, specifying the portions thereof, where applicable), and (b) an undertaking from Transcend that the particular M*Modal Software Components requested by Transcend shall be used only in accordance with the terms and conditions of the license set forth in Article III, below. Unless Escrow Agent either acknowledges or discovers independently, or through M*Modal or Transcend, its need for additional documentation or information in order to comply with this section 2.2, Escrow Agent shall promptly provide a copy of the notice to M*Modal by overnight delivery via Federal Express. Such need for additional documentation or information may extend the time period for Escrow Agent’s performance under this section 2.2.

2.3	Contrary Instructions. From the date Escrow Agent delivers the notice requesting release of the applicable Deposit Materials, M*Modal shall have ten (10) business days to deliver to Escrow Agent written representation that a Release Event has not occurred or that Transcend is otherwise not entitled to receive the requested Deposit Materials (in each case, “Contrary Instructions”). Such Contrary Instructions shall be written on

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M*Modal company letterhead and signed by the M*Modal Designated Contact, and shall set forth M*Modal’s position concerning the Release Event or why Transcend is otherwise not entitled to receive the requested Deposit Materials. Upon receipt of Contrary Instructions, Escrow Agent shall promptly send a copy to M*Modal and Transcend by overnight delivery via Federal Express, notifying both M*Modal and Transcend that there exists a dispute to be resolved pursuant to Article IV, below. Upon such notification, Escrow Agent shall immediately submit a request for Arbitration (defined in section 4.1, below), to the Pittsburgh, Pennsylvania, Regional Office of the American Arbitration Association. Subject to section 4.3 of this SSCEA, Escrow Agent shall continue to store the requested Deposit Materials without release pending (a) joint, written instruction signed by both the M*Modal Designated Contact and the Transcend Designated Contact, (b) dispute resolution pursuant to Article IV, below, or (c) an order from a court of competent jurisdiction.

2.4	Deposit Release. If Escrow Agent does not receive Contrary Instructions from M*Modal, Escrow Agent is authorized to, and shall promptly, release the requested Deposit Materials to Transcend. Escrow Agent is entitled to receive any fees due Escrow Agent before making such release and any copying expenses shall be chargeable to Transcend.

2.5	Release Request and Contrary Instructions Independent. Each Release Request and each Contrary Instruction shall be treated independently for the purposes of this Article II.

Article III – License Following Deposit Release

As used in this Article III, “M*Modal” shall include any and all of M*Modal’s successors-in-interest with respect to, and permitted assignees of, the CDSA, and Transcend shall include any and all of Transcend’s successors-in-interest with respect to, and permitted assignees of, the CDSA.

3.1	Grant. In the event one or more of the M*Modal Software Components are released to Transcend under this SSCEA (the “Released Software Components”), Transcend shall have a nonexclusive, nonassignable, nontransferable (including, without limitation, no sublicensing rights) license to Internally (as defined in the CDSA) use, adapt and reproduce the Released Software Components to the extent necessary to perform, and for the sole purpose of performing, any Outstanding Obligation or Post-Cessation Outstanding Obligation, as applicable, under the CDSA.

3.2	Confidentiality. Transcend shall exercise best efforts to protect and maintain in strictest confidence the Released Software Components. Without limiting the generality of the foregoing statement, Transcend shall protect the confidentiality of the Released Software Components with at least the same degree of care Transcend uses to safeguard its own highly sensitive, trade secret information and (a) shall not disclose the Released Software Components to any third party (including a consultant or independent contractor); (b) shall only disclose the Released Software Components to its employees who have a legitimate “need to know” to perform the Outstanding Obligation or Post-Cessation Outstanding Obligation, as applicable, and who are under obligations of confidentiality at least as restrictive as those imposed upon Transcend by this SSCEA; (c) shall not make any copies of the Released Software Components unless clearly necessary to perform the Outstanding Obligation or Post-Cessation Outstanding Obligation, as applicable; and (d) shall store the Released Software Components off-line and in a locked storage area accessible only to authorized employees who require such access to perform the Outstanding Obligation or Post-Cessation Outstanding Obligation, as applicable. For the purposes of this Agreement, any independent contractor of Transcend performing software-engineering services for Transcend shall be considered an “employee” of Transcend (and shall not be considered an independent contractor), provided such

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independent contractor is bound in writing to exercise the degrees of care imposed by the CDSA and this SSCEA to protect the “M*Modal Solutions, Information and IP” (as defined in the CDSA) and the Released Software Components (and all intellectual property rights attendant thereto), has executed any and all written agreements for Transcend employees or personnel referenced in the CDSA and in this SSCEA, and neither does nor shall perform work for any entity that could reasonably be deemed a competitor of M*Modal.

3.3	License Termination. Any license granted under this Article III shall terminate immediately upon occurrence of any of the following:

(a)	Transcend’s or M*Modal’s satisfactory performance of the Outstanding Obligation(s) or Post-Cessation Outstanding Obligation(s), as applicable;

(b)	termination, expiration or cancellation of the CDSA (whether or not the license(s) granted therein have terminated, expired or cancelled); or

(c)	termination, expiration or cancellation of this SSCEA.

Upon the termination, expiration or cancellation of any license granted under this Article III, Transcend shall destroy the Released Software Components (and any copies thereof). Such destruction shall be certified in writing on Transcend company letterhead by an officer of Transcend, and the certification shall be delivered to M*Modal and Escrow Agent.

3.4.	Retained Rights. Except for rights granted herein (per section 3.1, above), any and all right, title and interest (including, without limitation, patent, copyright and trade secret rights) in and to the Released Software Components as delivered to Transcend by Escrow Agent and as may be used, adapted or reproduced by Transcend, and any derivative works of the Released Software Components, shall belong exclusively to M*Modal.

Article IV – Dispute Resolution

4.1	Dispute Resolution. The Parties acknowledge and expressly agree that any dispute, difference or question relating to or arising between or among any of the Parties concerning the construction, meaning, effect or implementation of this SSCEA, including, without limitation, any dispute contemplated under section 2.3, above, shall be submitted to, and settled by, binding arbitration by an single arbitrator chosen by the Pittsburgh, Pennsylvania, Regional Office of the American Arbitration Association (the “Arbiter”) in accordance with the Commercial Rules of the American Arbitration Association (the “Arbitration”), subject to section 4.2, below. Unless otherwise agreed by the Parties in a signed writing, the Arbitration shall take place in Pittsburgh, Pennsylvania. Any court having jurisdiction over the matter may enter judgment on the award of the Arbiter. Service of a petition to confirm the arbitration award may be made by overnight delivery via Federal Express to the relevant party. Unless adjudged otherwise, any costs of Arbitration incurred by Escrow Agent, including reasonable attorney fees and legal costs, shall be divided equally and paid by M*Modal and Transcend.

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4.2	Release Request Resolution Period. Unless otherwise agreed to in writing by M*Modal and Transcend, any Arbitration arising under section 2.3, above, shall be requested and conducted in the most expeditious manner afforded under the Commercial Rules of the American Arbitration Association.

4.3	Requested Order. If M*Modal or Transcend intends to obtain an order from an Arbiter (or any court of competent jurisdiction) that may direct Escrow Agent to take, or refrain from taking, any action, such Party shall

(a)	provide Escrow Agent with at least five (5) business days’ prior notice of the hearing;

(b)	include in any such order that, as a precondition to Escrow Agent’s obligation, Escrow Agent shall be paid in full for any past due fees or expenses and shall be paid for the reasonable value of the services to be rendered and expenses incurred pursuant to such order; and

(c)	ensure that Escrow Agent shall not be required to deliver the original (as opposed to a copy) of the Deposit Materials so that Escrow Agent may retain the original in its possession to fulfill any of its other duties.

Article V – Representations and Warranties

M*Modal represents and warrants, during the term of this SSCEA, as follows:

(a)	the Deposit Materials consist of the materials identified on the Deposit Form(s);

(b)	M*Modal lawfully possesses all of the Deposit Materials deposited with Escrow Agent;

(c)	with respect to all Deposit Materials, M*Modal has the right and authority to grant to Transcend and Escrow Agent the rights as provided in this SSCEA;

(d)	as of the Effective Date, the Deposit Materials are not the subject of any lien or encumbrance, and any liens or encumbrances made after the Effective Date shall not prohibit, limit, or alter the rights and obligations of M*Modal, Transcend or Escrow Agent under this SSCEA;

(e)	along with the applicable M*Modal Software Components, the Deposit Materials contain the build environment and any other tools necessary to enable an individual reasonably skilled in the practice of computer software development to compile or otherwise execute such M*Modal Software Components; and

(f)	the Deposit Materials are useable in their current form or, if any portion of the Deposit Materials is encrypted, the decryption tools or decryption keys also have been deposited.

Article VI – Escrow Agent Liability

6.1	Reliance on Instructions. Escrow Agent may act in reliance upon any instruction, instrument, or signature of a Designated Contact reasonably believed by Escrow Agent to be genuine. Escrow Agent shall not be required to inquire into the truth or evaluate the merit of any statement or representation contained in any notice or document. Escrow Agent shall not be responsible for failure to act as a result of causes beyond the reasonable control of Escrow Agent.

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6.2	Indemnification. M*Modal and Transcend each agrees to indemnify, defend and hold harmless Escrow Agent from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney fees and other liabilities relating in any way to this escrow arrangement and incurred by Escrow Agent in relation to a third party, except where it is adjudged that Escrow Agent acted with gross negligence or willful misconduct.

6.3	Limitation of Liability. In no event shall Escrow Agent be liable to M*Modal or Transcend for any incidental, indirect, special, exemplary, consequential or punitive damages (including, without limitation, for loss of data, revenue, or profits) costs or expenses (including, without limitation, legal fees and legal costs), whether foreseeable or unforeseeable, that may arise out of or in connection with this SSCEA; and in no event shall the collective liability of Escrow Agent exceed ten (10) times the fees paid under this SSCEA. The foregoing limitations of liability do not apply with respect to any act of gross negligence, willful misconduct, personal injury claims, property damage claims (excluding the Deposit Materials), violation of this SSCEA with respect to the confidentiality of the Deposit Materials, or intellectual property infringement.

Article VII – Additional Escrow Agent Obligations & Escrow Agent Remuneration

7.1	Confidentiality. Escrow Agent shall hold and maintain the Deposit Materials in strictest confidence. Without limiting the generality of the foregoing, and except as expressly provided in this SSCEA, Escrow Agent shall not disclose, transfer, make available or otherwise use the Deposit Materials. Escrow Agent shall not disclose the terms of this SSCEA to any third party. If Escrow Agent receives a subpoena or any other order from a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Materials, Escrow Agent shall immediately notify Transcend and M*Modal by overnight delivery via Federal Express, unless prohibited by law from doing so. It shall be the responsibility of M*Modal or Transcend to challenge any such order, provided, however, that Escrow Agent does not waive its right to present its position with respect to any such order. Escrow Agent shall not be required to disobey any order from a court or other judicial tribunal.

7.2	Right to Make Copies. Escrow Agent shall have the right to make copies of the Deposit Materials as reasonably necessary to perform this SSCEA. To do so, Escrow Agent shall notify M*Modal of its need to make such copies, and M*Modal shall promptly assist Escrow Agent in making such copies.

7.3	Record Keeping, Status Reports. Escrow Agent shall create and maintain an independent record documenting any and all activity taking place in connection with each Deposit Form (the “Deposit Activity”). Escrow Agent shall provide to M*Modal and Transcend on January 1 and July 1 of each year a report profiling the history of the escrow account, including in such report any and all Deposit Activity.

7.4	Payment Terms. Subject to section 4.1, above, Transcend shall be responsible for paying Escrow Agent the fees and expenses applicable to the services as set forth in Exhibit D ((a) and (b) only) to this SSCEA. For any service requested by Transcend or by M*Modal not listed on Exhibit D to this SSCEA, Escrow Agent shall provide a quote prior to rendering the requested service (and requesting payment from Transcend or M*Modal, as applicable). Escrow Agent shall not be required to perform any service, including release of any Deposit Materials under Article II, above, unless payment for such service and any outstanding balances owed to Escrow Agent are paid in full by the obligated Party (i.e., either Transcend or M*Modal). If invoiced fees are not paid, Escrow Agent may terminate this SSCEA in accordance with section 8.2, below.

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Article VIII – Term and Termination

8.1	Term of SSCEA. The initial term of this SSCEA is for a period of one (1) year. Thereafter, this SSCEA shall automatically renew from year to year unless otherwise terminated as follows: (a) M*Modal and Transcend jointly instruct Escrow Agent in writing that the SSCEA is terminated; (b) Escrow Agent instructs M*Modal and Transcend in writing that the SSCEA is terminated for nonpayment in accordance with section 8.2, below; (c) Escrow Agent terminates this SSCEA, for any reason other than for nonpayment, by providing M*Modal and Transcend with ninety (90) days’ written notice of its intent to terminate this SSCEA; or (d) in the event the CDSA has terminated, expired or has been cancelled (whether or not the licenses contained therein have terminated, expired or have been cancelled).

8.2	Termination for Nonpayment. In the event of nonpayment of fees or expenses owed to Escrow Agent, Escrow Agent shall provide written notice of delinquency to both M*Modal and Transcend. Any party to this SSCEA shall have the right to make the payment to Escrow Agent to cure the default. If the past due payment is not received in full by Escrow Agent within forty-five (45) days of the date of such notice, Escrow Agent shall have the right to terminate this SSCEA at any time thereafter by sending written notice of termination to M*Modal and Transcend.

8.3	Disposition of Deposit Materials. Upon termination, expiration or cancellation of this SSCEA, Escrow Agent shall destroy, return, or otherwise deliver the Deposit Materials in accordance with M*Modal’s instructions. If there are no instructions, Escrow Agent shall, in its sole discretion, either destroy the Deposit Materials or return them to M*Modal, and certify such destruction or return in writing.

8.4	Survival of Terms. The following shall survive termination, expiration or cancellation of this SSCEA: (a) the obligations of confidentiality with respect to the Deposit Materials, (b) the obligation to pay Escrow Agent any fees and expenses due, (c) the post termination, expiration or cancellation obligations of Transcend contained in section 3.3, above, (d) the provision contained in section 8.3, above, and (e) any provision in this SSCEA specifically providing that it survives termination, expiration or cancellation of this SSCEA.

Article IX – General

9.1	Entire Agreement. This SSCEA, together with any and all Exhibits hereto, and along with the relevant provisions contained in the CDSA, completely and exclusively set forth the agreement of the Parties regarding the specific subject matter of source code escrow arrangement, and supersede all previous communications, representations or understandings with respect to the source code escrow arrangement, either oral or written. Notwithstanding the foregoing, M*Modal and Transcend acknowledge and agree that Escrow Agent is not a party to the CDSA and has no knowledge of any of the terms or condition of such CDSA. Escrow Agent’s only obligations to M*Modal or Transcend are as set forth in this SSCEA. To the extent the terms or conditions of this SSCEA conflict with any provision set forth in the CDSA relating to the parties source code escrow arrangement, the terms and conditions of this SSCEA shall have priority of interpretation and application. This SSCEA may not be modified except by a subsequently dated and written amendment to this SSCEA signed on behalf of the Parties by their respective, duly authorized representatives, and any provision of an instrument purporting to supplement or vary, or otherwise modify, the terms or conditions of this SSCEA shall be void. All waivers must be in writing and must be signed by the Party to be bound.

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9.2	Notices. Unless otherwise provided herein, all notices, requests, demands or other communications permitted or required under this SSCEA shall be in writing and shall be delivered in person, delivered by a reputable courier service, or sent by facsimile transmission to the address(es)/number(s) set forth below for the other Party, and shall be deemed given to the Party at the address set forth below upon documented delivery or, in the case of facsimile transmission, upon documented receipt of electronic transmission:

M*Modal

Multimodal Technologies, Inc.

319 S. Craig Street

Pittsburgh, PA 15213

Attention: Mr. Michael Finke, President

(Facsimile No. (412) 578-0400)

Transcend

Transcend Services, Inc.

945 East Paces Ferry Rd., Suite 1475

Atlanta, GA 30326

Attention: Thomas C. Binion, President & COO

(Facsimile No. (404) 364-8009)

Escrow Agent

Strassburger McKenna Gutnick & Potter

322 Boulevard of the Allies, Suite 700

Pittsburgh, Pennsylvania 15222

Attention: E.J. Strassburger

(Facsimile No. (412) 281 8264)

Any Party may change the addresses/numbers for notices by giving the other Parties one (1) week’s written notice of such change. Any lawyer acting for a Party may give notices, demand arbitration, or grant waivers or extensions by written notice provided on behalf of its client.

9.3	Transferability, Successors and Assigns. Neither M*Modal nor Transcend shall assign, sublicense, delegate or otherwise transfer this SSCEA, or its rights or liabilities herein, in whole or in part, without the prior written consent of the other, except that M*Modal or Transcend may make such transfer to a person into which such M*Modal or Transcend (as applicable) has merged, or that has otherwise succeeded to all or substantially all of such Party’s business and assets to which this SSCEA pertains (an “Acquiring Party”), provided that the Acquiring Party cannot reasonably be deemed a competitor of the non-acquired M*Modal or Transcend, as applicable (the “non-Acquired Party”), and provided such Acquiring Party has assumed in writing all obligations under this Agreement owing to the non-Acquired Party. Escrow Agent shall not assign, sublicense, delegate or otherwise transfer this SSCEA, or its rights or liabilities herein, in whole or in part, without the joint, written instruction of M*Modal and Transcend. Subject to the foregoing, this SSCEA shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties.

9.4	Compliance with Law. Each Party shall comply with all laws, rules and regulations applicable to it or to its performance hereunder, including, without limitation, customs laws, import, export, and re-export laws and government regulations of any country from or to which software (and attendant intellectual properties) may be delivered in accordance with the provisions of this SSCEA.

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9.5	No Waiver. The waiver by either Party of a breach of any provision contained herein shall not be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.

9.6	Force Majeure. None of the Parties shall be liable by reason of any failure or delay in the performance of its obligations hereunder on account of a strike, riot, insurrection, fire, flood, storm, explosion, act of God, war, governmental action, labor condition, earthquakes, material shortage beyond the reasonable control of the Party, or any other cause that is beyond the reasonable control of such Party. Lack of qualified personnel or funds shall not be considered force majeure. The affected party shall provide prompt notice of the event giving rise to the force majeure exception and shall keep the other contracting party advised as to such event, the anticipated duration thereof and the effect upon performance.

9.7	No Agency. Nothing contained in this SSCEA shall be construed as creating a partnership, joint venture, or other form of agency between the Parties.

9.8	No Third Party Beneficiaries. There are no intended third party beneficiaries of this

SSCEA.

9.9	Severability. If any provision of this SSCEA is found to be invalid, voidable, void or unenforceable, the Parties agree that such invalidity, voidability, voidness or unenforceability shall affect neither the validity of this SSCEA, nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

9.10	Construction. The Parties have negotiated and prepared this SSCEA jointly, and therefore this SSCEA shall not be strictly construed against any Party as the drafter.

9.11	Headings. The article and section headings in this SSCEA are for convenience only and shall not limit or affect the meaning of the provisions.

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9.12	Counterparts. This SSCEA may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Source Code Escrow Agreement to be executed as set forth below, under seal.

Multimodal Technologies, Inc.		Transcend Services, Inc.

/s/ Michael Finke (Signature)		/s/ Larry Gerdes (Signature)

Printed Name: Michael Finke		Printed Name:	Larry Gerdes
Title: President & CEO		Title:	CEO
Date:	September 28, 2004	Date:	September 29, 2004

Strassburger McKenna Gutnick & Potter
(Signature)

Printed Name:

Title:
Date:

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EXHIBIT A

M*MODAL SOFTWARE COMPONENTS

•	(Runtime) AnyModal speech recognition engine

•	(Source Code) Integration-ready Solution – as defined in CDSA (not including AnyModal speech recognition engine)

•	Client Customer configuration databases – as “Client Customer” is defined in CDSA

•	Clinical Department Profiles and Associated Client Customer Profiles – each as defined in CDSA/Adaptation Work Plan

•	Set of acoustic, language and natural understanding models as may have been created for each Author while in “learning mode” – as “Author” is defined in CDSA; see CDSA/Information Sheet for “learning mode”

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EXHIBIT B

DEPOSIT FORM

Deposit Number: ___________________________________________________________________________________________________

(The Deposit Number will be the identifier used by Escrow Agent to record activity and provide account history reports.)

Product/Technology Name: ___________________________________________________________________________________________

___________________________________________________________________________________________________________________

Product/Technology Build Environment: ________________________________________________________________________________

Encryption Information: If the media or any of the files therein are encrypted, include the following:

Encryption tool name ___________________________________________Version _________________________________________________

Hardware required _____________________________________________________________________________________________________

Software required ______________________________________________________________________________________________________

Other required information (e.g., password, other decryption tools) ______________________________________________________________

_____________________________________________________________________________________________________________________

Deposit Media:

Label Description of Each Separate Item	Media Type and Size	Quantity
_____________________________________	_____________________________________	________________
_____________________________________	_____________________________________	________________
_____________________________________	_____________________________________	________________
_____________________________________	_____________________________________	________________
_____________________________________	_____________________________________	________________
_____________________________________	_____________________________________	________________

I certify for M*Modal that the above-described

Deposit Materials have been transmitted to Escrow Agent:

Signature:
Printed Name:
Date:

Escrow Agent has visually inspected and accepted the above-described Deposit Materials (with any exceptions noted above as written annotation(s)):

Signature:
Printed Name:
Date Accepted:

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EXHIBIT C

DESIGNATED CONTACT INFORMATION

M*Modal Designated Contact Person

Name: _____________________________________________________________________________________

Title: ______________________________________________________________________________________

Business Address: ___________________________________________________________________________

___________________________________________________________________________________________

Telephone and Facsimile Numbers: ______________________________________________________________

Signature: ___________________________________________________________________________________

Transcend Designated Contact Person

Name: _____________________________________________________________________________________

Title: ______________________________________________________________________________________

Business Address: ___________________________________________________________________________

___________________________________________________________________________________________

Telephone and Facsimile Numbers: ______________________________________________________________

Signature: ___________________________________________________________________________________

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EXHIBIT D

ESCROW AGENT SERVICE FEE SCHEDULE

(a)	Establishing the Escrow Account: $1,000 USD

(b)	Annual Fee: $1,250 USD

(c)	Any extended involvement by Escrow Agent beyond the basic receipt, safe keeping and recording of the escrowed materials, and the basic associated access and inquiries relating thereto: billed at normal hourly rates which currently range from $150 to $225 per hour.

[M*Modal Note: These rates are subject to change prior to signing. M*Modal includes them to give Transcend an idea of the amounts charged by Escrow Agent in the past for similar services.]